EXHIBIT 4.58

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                     LICENSE AND DESIGN AGREEMENT 92-2C/2002

This Design Agreement (this "Agreement") is made and entered into as of 10 January 2003 (the "Effective Date") by and between Tower Semiconductor Limited, an Israeli Company ("Tower"), and Chipidea Microelectronics S.A., a Portuguese corporation ("Chipidea").

This License Agreement concerns the design and licensing of various IP Blocks of Chipidea to Tower and Tower Customers.

                                    RECITALS

WHEREAS, Tower is a silicon wafer foundry providing integrated circuits manufacturing services for its customers;

WHEREAS, Chipidea is in the business of designing, developing and selling various types of mixed-signal blocks for integrated circuits as those designed by Tower Customers; and

WHEREAS, in order for Tower Customer products incorporating the Chipidea IP Blocks to be manufactured by Tower, the Chipidea IP Blocks must be customized for use with Tower's manufacturing processes, and Tower wishes to have Chipidea undertake such customization, working at its facilities in Lisbon, Portugal; and

WHEREAS, in consideration of the customization work of the IP Blocks performed by Chipidea hereunder to enable use of such IP Blocks by Tower Customers, Tower agrees to pay the service fees set forth herein.

                                    AGREEMENT

IN CONSIDERATION THEREOF AND THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   DEFINITIONS

     a. DELIVERABLES means with respect to each IP Block the items listed in Exhibit A

     b. INTELLECTUAL PROPERTY RIGHTS means any patents, patent rights, trade marks, service marks, registered designs, topography or semiconductor maskwork rights, applications for any of the foregoing, copyright, know-how, unregistered design right, trade secrets and know-how, and any other similar protected rights in any country.

     c. IP BLOCK means any block designed/modified/ported by Chipidea per Tower requirement

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     d.   SPECIFICATION means the specification of each IP Block as described in
          Exhibit B and as may be further agreed, added or amended in writing by the parties.

     e. TEST CHIP means a design structure database containing the IP Block that can be manufactured at Tower fabrication facility and enable characterization and validation of the IP Block.

     f. TOWER CUSTOMER means a customer or potential customer of Tower that desires to use an IP Block designed by Chipidea.

     g. TOWER DESIGN KIT means the items listed in Exhibit G as delivered by Tower and further revised by Tower.

     h. TOWER PROCESS(ES) means the Tower [***] and [***], [***], [***] to [***] metal layers [***] process technology [***]and [***] o.13-micron, [***] layer, [***] to [***] metal layers [***] process technology and any additional process the parties agree on in writing.

2.   STATEMENT OF WORK, SCHEDULE, AND DELIVERABLES

          For each IP Block developed by Chipidea:

     a. Chipidea shall use its best efforts to perform the tasks required to generate and deliver to Tower the items listed in Exhibit A with respect to such IP Block incorporated by reference and attached hereto ("Deliverables") and including the responsibilities specified in section 12(c) below.

     b. Chipidea shall use its best efforts to ensure that the IP Block and its Deliverables will meet its Specification and complete the tasks and provide the Deliverables according to the schedule of milestones listed on Exhibit C incorporated by reference and attached hereto.

     c. Chipidea shall use its best efforts to design, package, test and characterize the Test Chip to ensure the IP Block performance. Test and characterization shall be performed across all the conditions specified in the Specifications.

     d. Exhibits B, C and D shall be separately prepared and agreed to by the parties and shall be incorporated and be made part of this Agreement.

     e.   For each IP block Chipidea and Tower will hold the following reviews:

          a.   Kickoff Review to discuss and agree on the Initial Specifications

          b. Concept Review to discuss and agree on the Specifications signoff, including:

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               o    Design Concept Review

               o    Architecture Review

               o    Verification Strategy - [***]

               o    Test Strategy and Test-Chip Architecture

               o    Others

          c.   Design Review 1 including:

               o    Design Entry review - [***]

               o    [***] Simulation Results review

               o    Test Modes

          d.   Design Review 2 including:

               o    Final design entry and layout review

               o    Physical Verification review

               o    [***] Simulation Results review

               o    Test Chip final Specifications

               o    Others

          e.   Test Chip Design Review

          f.   Post [***] Review

          g.   IP Block Package Qualification Review

3.   DESCRIPTION AND OWNERSHIP OF THE DELIVERABLES

     Tower shall own all Intellectual Property Rights in the Tower Design Kit as described in Exhibit F.

     Chipidea shall own all Intellectual Property Rights in the IP Blocks and respective Deliverables, [***] provided by Chipidea as part of the Deliverables, as described in Exhibits A.

     Chipidea's Deliverables for each IP Block shall consist of the following analog cells and associated digital functions and their relevant technical documentation:

     a. The [***] blocks supplied by Chipidea for embedded use in the mixed-signal semiconductor products of Tower's customers, as described by the Specification.

     b. The [***] blocks supplied by Chipidea that contain a digital part and an analog part.

     c.   [***]

     d. Chipidea considers [***] to constitute Chipidea's Intellectual Property, whether provided separately or not.

     e. The analog part is a data base for integration containing the following 3 main levels of hierarchy:

          i. Macro Block - corresponds to a multi-function architecture defined to take into account the required performance, area, power dissipation and target technology for integration.

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          ii.  Functional Block - corresponds to the architecture of a specific function (e.g. [***]) that is required for the implementation of said macro block.

          iii. Component Cell - corresponds to the architecture of a specific component (e.g. [***]) that is required for the implementation of said functional blocks.

     f. For each IP Block, the Deliverables will be implemented in the Tower Process(es) as described in the respective Exhibits A, B and C.

4.   LICENSE

     a. Subject to the payment of the fees specified in section 9 below with respect to each IP Block, Chipidea hereby grants to Tower a non-exclusive, perpetual, irrevocable, world-wide, multiple use license to use the Deliverables of each IP Block and their relevant documentation and all related Intellectual Property Rights of Chipidea, to manufacture sell and otherwise distribute integrated circuits of Tower Customers containing IP Blocks to Tower Customers and to design, develop, manufacture, have manufactured, use, modify, sell and otherwise distribute products, provided that Chipidea retain all Intellectual Property Rights in such IP Blocks and their relevant documentation, including the modifications thereto, except for the derived portion thereof developed by Tower or Tower Customer hereunder, which shall be owned by Tower or Tower Customer, as the case may be. As of the Effective Date of this Agreement, Tower does not intend to use Chipidea's IP Blocks to design its proprietary integrated circuits and the IP Blocks are only planned to be used by Tower Customers for the design of integrated circuits.

     b.   Subject to the payment of fees by a Tower Customer, as specified in section 14 below with respect to each IP Block, Chipidea shall grant such Tower Customer a non-exclusive, perpetual, irrevocable, world-wide, multiple use license (subject to fees being paid) to use the Deliverables of such IP Block and their relevant documentation and all related Intellectual Property Rights of Chipidea, to design, develop, manufacture at Tower only, use, modify, sell and otherwise distribute products, provided that Chipidea retain all Intellectual Property Rights in such IP Blocks and their relevant documentation, including the modifications thereto, except for the derived portion thereof developed by the Tower Customer hereunder, which shall be owned by the relevant Tower Customer.

5.   CONDITIONS OF USE

     a. All Functional and Component Block Cells, as defined in Section 3, transferred by Chipidea to Tower or Tower Customer for the license granted hereunder are the Property of Chipidea and can not be used by Tower or Tower Customer except in the context of the Macro Block where they are embedded.

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     b.   For technical reasons related to production requirements, Tower or
          Tower Customer may carry out small changes to IP Blocks and their relevant technical documentation, giving due notice of such changes to Chipidea. Upon Tower or Tower Customer request for minor design changes to the IP Blocks, Chipidea will support and perform such changes under reasonable commercial terms. If Chipidea created a modified version of an IP Block for Tower of a Tower Customer, Chipidea will offer such modified IP Blocks to [***] customers of Tower under the terms specified in section 14 for such IP Block.

     c. Major changes to IP Blocks and their relevant technical documentation that might be required by Tower or Tower Customer should be carried out with prior consultation and collaboration with Chipidea.

     d. In the event that either party believes that the characterization results of the Test Chip shows that the IP Block manufactured on Tower manufacturing process failed to meet the Specification for such IP Block, Chipidea shall debug and/or perform a failure analysis of the silicon and present it conclusions to Tower [***]. Unless the parties agree that the reason for the failure is due to [***] or [***] (including [***]), Chipidea shall re-design, re tape-out a Test Chip, re-test and re-provide a silicon validation report for such IP Block [***].

     e. Subject to the provisions of section 13 below, additional design services that might be provided by Chipidea to carry out the modification to a previously agreed Specification of a given data base will be quoted by Chipidea and Tower can decide if it wishes to proceed on this basis.

     f. Chipidea will not be held responsible for the possible changes of performance and conditions of operation of databases whose contents have been changed by Tower or a Tower Customer to meet specific requirements in the event Tower or a Tower Customer makes such changes without being compliant with the obligations set forth in Sections 5.b. and 5.c. above.

     g. In the event Chipidea demonstrates a pattern of failure to honor the Agreement, maintain the IP Blocks or support either Tower or a Tower Customer with respect to IP Blocks, Tower shall have a right to use, modify, maintain, support, distribute directly to Tower Customers all IP Blocks developed by Chipidea for Tower and use subcontractors for all the above activities, [***].

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6.   PROTECTION AND SECURITY OF DESIGN

     a. "Confidential Information" shall mean that information of either party which is disclosed to the other party ("Receiving Party") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral, reduced to writing similarly marked within thirty (30) days of disclosure.

     b. Receiving Party covenants and agrees that it will receive and use the Confidential Information only as expressly permitted in this Agreement, and will not otherwise employ such Confidential Information, and shall not disclose such Confidential Information to any person or persons who do not need to have knowledge of such Confidential Information in the course of their employment.

     c. It is expressly understood that Receiving Party shall not be liable for disclosure of any Confidential Information if the same:

          i. is or becomes part of the public domain without violation of this Agreement;

          ii. is known and on record at the Receiving Party prior to disclosure by the Disclosing Party;

          iii. is lawfully obtained by the Receiving Party from a third party;

          iv. is furnished to others by the Disclosing Party without similar restrictions to those herein contained as to use or disclosure thereof;

          v. is developed by the Receiving Party completely independently of any such disclosure by the Disclosing Party;

          vi.  is ascertainable from a commercially available product;

          vii. is disclosed pursuant to the order or requirement of a government body, court or administration agency or by applicable law or regulation; or

          viii. is disclosed after five (5) years from the receipt of the respective Confidential Information.

7.   INTELLECTUAL PROPERTY INDEMNITY

     a. Chipidea warrants that to the best of its belief and knowledge none of its designs, IP Blocks, Deliverables or Intellectual Property components supplied to Tower under this agreement infringes on any third party Intellectual Property Right.

     b. Chipidea warrants that there are no pending claims or actions commenced against Chipidea by any third party. Chipidea will alert immediately Tower if any legal actions, threats or claims are commenced or decided against Chipidea by a third party.

     c. In the event that a third party claims that Tower is in breach of its Intellectual Property rights due to the use of IP Blocks, Deliverables or Chipidea designs, Chipidea shall indemnify Tower for any damages awarded against Tower and pay all expenses (including attorney fees) incurred by Tower in connection with such a claim or lawsuit. The total amount to be paid out by Chipidea for said indemnification and expenses shall not exceed [***]. Notwithstanding the foregoing, the indemnification provided in this Section 7.c shall not apply to the claim to (i) any portion of the IP Blocks and their relevant technical information that is proprietary to Tower or Tower Customer, where said infringement would occur if such portion proprietary to Tower or Tower Customer were stand-alone (ii) solely related to the products manufactured by Tower which implements and/or incorporates said IP Blocks and their relevant technical information and that the claim is not related to the IP Blocks and their relevant technical information.

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     d.   At the end of the design project, and before fabrication starts,
          Chipidea and Tower will carry out a joint review meeting for risk assessment of third party patent rights. In the event that such a possibility is identified during the review meeting, both parties agree to fully investigate the source of third-party ownership of techniques employed in the design.

          Chipidea will carry out all the modifications that will be deemed necessary to make its designs non-infringing.

     e. In addition to Section 7.d above, if the IP Blocks and their relevant technical information and/or documentation become or in the opinion of Chipidea is likely to become the subject of a claim of infringement of a patent, trademark, copyright or other Intellectual Property Rights, Chipidea may, at its option (1) procure for Tower the right to use such materials [***]; or (2) replace or modify or re-perform the same to make them non-infringing, provided that substantially the same function is performed by the replacement or modified version of such IP Blocks. In the event the right to continue use cannot be reasonably procured for Tower or the IP Blocks cannot be replaced or modified to make it non-infringing with the same degree of performance and functionality, Chipidea [***].

8.   CONSEQUENTIAL DAMAGE WAIVER

     Except for liability under section 7 above, in no event shall either party be liable for any special, incidental, consequential or indirect damages resulting from its performance or failure to perform under this agreement, whether based upon contract, negligence, strict liability in tort, warranty or any other basis whatsoever (including, without limitation, damages for loss of business profits), even if such party has been notified of the possibility of such damages.

9.   PAYMENT

     a. With respect to each IP Block, Tower shall pay Chipidea the fees specified in Exhibit D incorporated by reference and attached hereto. Each payment is due within [***] days after receipt of an invoice upon completion of the respective milestone.

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     b.   All the payments to be made to Company shall be direct transfer to the following bank account:

               Bank Name: [***]

               Address: [***]

               A/C Name: [***]

               For USD Payments:

               International Bank Account Number: (IBAN): [***]

               For EURO Payments:

               International Bank Account Number: (IBAN): [***]

     c.   Payments shall be made without bank charges.

     d. If any applicable law requires Tower to deduct or withhold amounts from any payments to Chipidea under this Agreement, Tower shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Chipidea with tax receipts evidencing the payments of such amounts. Chipidea shall provide all such assistance as Tower may reasonably require in obtaining such withholding tax certificates. Notwithstanding the foregoing, in no event shall Tower pay to Chipidea less than_[***] of any payment specified hereunder (such payment measured prior to any withholding of tax), regardless of any amount required by law to be withheld. Accordingly, if Tower has the legal obligation to withhold taxes equal to more than [***] of an amount to be paid hereunder, Tower shall withhold such excess amount, but shall add to the payment such amount that Chipidea receives _[***] of the payment.

     e. Any amount not received when due and payable shall bear an interest at an annual rate of [***] points above the discount rate of the European Central Bank. Chipidea reserves the right to claim additional damages, if any, caused by Customer's delay in payment.

     f. Tower may not offset against its payment obligations any claims against Chipidea except those claims that are undisputed or judicially awarded.

     g. Any conflicting purchasing terms and conditions of Tower will not affect the obligations of Chipidea, unless otherwise agreed to by Chipidea in writing. This agreement shall be implemented and come into effect upon signing a purchase order by Tower.

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10.  TERM AND TERMINATION

     a. Term. This License shall be effective on the Effective Date and shall continue until terminated in accordance with this Section 10.

     b. Termination for Cause. Either party will have the right to immediately terminate this License if the other party is in breach of any material obligation hereof and such breach is not cured within [***] after receipt or written notice of such breach from the non-breaching party, or within such additional cure period as the non-breaching party may authorize.

     c. Termination for Insolvency. Either part shall have the right to immediately terminate this License upon written notice in the event that the other party (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, or (ii) admits in writing its inability to pay its debts as they become due.

     d. Consequences of Termination. Upon termination of this License, the licenses, rights and obligations granted hereunder shall terminate except as expressly set forth in this License. Except as necessary to exercise the rights set forth in Section 10(e), each party shall return or destroy, at the disclosing party's discretion, the Confidential Information received from the other party pursuant to EXHIBITS A AND B.

     e. Survival. Sections 3, 4, 5, 6, 7, 8 shall survive termination of this License. In addition to the foregoing, the license rights specified in
          Section 4 with respect to any Tower or Tower Customers products that are in existence, substantially designed or for which Tower or a Tower Customer has received binding contractual commitments as of the effective date of termination of this License, shall survive such termination provided all fees described in Appendix C or D have been paid to Chipidea.

11.  GENERAL

     a. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, and any purposed assignment without such consent shall have no force or effect. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

     b. Chipidea acknowledges and agrees that this Agreement may be pledged for the benefit of Bank Hapoalim B.M and Bank Le umi Le-Israel B.M. to secure debt financing made available to Tower from Bank Hapoalim B.M and Bank Leumi Le-Israel B.M in connection with the construction of Tower's new fabrication facility (Fab-2).

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     c.   No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

     d. No technical information obtained hereunder, nor any direct product thereof is intended to, or shall be exported or re-exported, directly or indirectly to any destination restricted or prohibited by export control laws or regulations of the United States, including the U.S. Export Control Administration Act, without authorization from the appropriate governmental authorities. In addition, the parties agree that no technology furnished to the other will be used for any purpose to develop and/or manufacture nuclear, chemical, biological weapons and/or missiles (hereinafter "Weapons of Mass Destruction"). The parties further agrees that it will not sell semiconductor products using technology received from the other party hereunder, to any party if it knows that the end-user of such products will use them for the development and/or manufacture of Weapons of Mass Destruction.

     e. The validity, performance and construction of this Agreement shall be governed by the laws of England without regard to the conflict of laws provisions thereof.

     f. The parties shall attempt in good faith to resolve any dispute arising out of or in connection with this Agreement informally.

     g. The prevailing party in any legal action arising out of, or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such action, including court costs and reasonable attorney's fees.

     h. All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon mail and/or hand delivery, and upon acknowledged telex or facsimile communication. The addresses are as follows (or to such other address as the party to receive the notice or request so designated by written notice to the other).

          If to Chipidea:
          [***]
          Chipidea Microelectronics, S.A.
          Tagus Park, Parque de Ciencia e Tecnologia
          Edificio Inovacao IV, Sala 733
          2780-920 Porto Salvo
          Portugal

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          VAT Number: [***]

          Tel:  [***],         Fax:  [***]



          If to Tower:
          [***]
          Tower Semiconductor Limited
          Ramat Gavriel Industrial Park,
          PO Box 619
          Midgal Haemek 23105
          Israel

          Tel: [***],          Fax:  [***]

          VAT Number:

     h. The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which states that it is such a modification, and is signed by an authorized representative of each party hereto.

     i. This Agreement, including exhibits, constitutes the entire Agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter, and shall take precedence over any additional or conflicting terms which may be contained in either party's purchase orders or order acknowledgment forms.

     j. Force Majeure. Neither party shall be considered in default in the performance of any obligation hereunder to the extent that the performance of such obligation is prevented or delayed by a "FORCE MAJEURE EVENT", which is defined to include a fire, flood, explosion, strike, war, insurrection, embargo, government requirement, act of civil or military authority, act of God, or any similar event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party.

     k. Independent Contractors. The parties to this License are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. Neither party shall make any representations and warranties to third parties regarding the other party's Property, products and/or services. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

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     l.   Severability. If any provision of this License is found invalid or unenforceable by a court of law or an arbitration panel, the remainder of this License shall continue in full force and effect and the applicable provision shall remain in effect to the maximum extent permissible by law.

12.  FABRICATION AND EVALUATION OF THE IP

With respect to each IP Block:

     a. If Tower does not report on any deviations from Specification, within [***] from receipt by Tower of Chipidea's silicon validation report for such IP Block, then such IP Block will be deemed to be accepted by Tower.

     b. If Tower does not start fabrication of a Test Chip for such IP Block within [***] from receipt of the Test Chip [***], then such IP Block will be deemed to be accepted by Tower.

     c. Chipidea is responsible for: (i) the design work needed to meet the agreed Specification; (ii) Provision of a Test Chip in [***] format to Tower; (iii) Defining the Package required for each Test Chip dice fabricated by Tower (including bonding diagram) and packaging each Test Chip; (iv) Characterizing the Test Chip at a the Process, Voltage and Temperature ranges as agreed in the Specification; Writing a silicon validation report comparing fabricated Test Chip results with the Specification. Tower is responsible for all silicon wafer fabrication activities and for each Test Chip shall deliver to Chipidea [***] for packaging and testing by Chipidea.

     d. Chipidea is responsible to provide comprehensive support for each Tower Customer which license an IP Block from Chipidea. [***]

13.  ENGINEERING CHANGE NOTES

With respect to each IP Block developed by Chipidea:

     a. If Tower or Chipidea desires to make a modification to the specifications, Chipidea will initiate an Engineering Change Order (ECO), detailing the requested changes and their impact on timescales and costs. Before any work begins on the requested modification, the Managements of Tower and Chipidea have to agree to the contents of the ECO.

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     b. Notwithstanding section 13(a) above, in the event that following the delivery of the Deliverables of an IP Block by Chipidea, Tower introduces [***] that necessitate(s) a [***] change in the deliverables, Chipidea will redo the IP Block [***] , to the extent that the scope of such work does not exceed [***]. In the event the scope of the [***] work exceeds [***], Chipidea will estimate the scope of work required to redo the IP Block and will notify Tower through an ECO. Chipidea commits to perform [***] IP Block provided that Tower commits to pay for the amount of work exceeding [***] at a rate of [***] per [***].

     c. Notwithstanding section 13(a) above, in the event that following the delivery of the Deliverables of an IP Block by Chipidea, Tower introduces a [***], Chipidea will re-characterize the IP Block to the updated [***] ([***]) and present the effects of the change to Tower in a report [***]. If following the report Tower believes that the IP Block needs to be re-validated on silicon, Tower will agree with Chip idea on a price for redoing a Test Chip for such IP Block and reporting the new silicon results to Tower, provided that the price for such activities shall not exceed [***] of the overall price paid by Tower for such IP Block.

A sample ECO can be seen in Exhibit F

14.  INSTANTIATION

     a. [***]

     b. For each IP Block used by a Tower Customer, the Tower Customer shall pay Chipidea a manufacturing license fee in accordance with the terms and conditions set forth in Exhibit E hereunder..

15.  JOINT MARKETING

     a. Chipidea shall include Tower's name in its customer list and list all IP Blocks offered to Tower Customers on Chipidea's website in a similar fashion to the way other IP components are offered by Chipidea to customers of [***]. Each party may also use the other party's name, logo, trademarks and service capabilities in its promotional literature, collaterals, marketing website, presentations and correspondence to customers, provided that such party obtains the other party's prior approval, such approval not to be unreasonably withheld or delayed. Upon request, each party will provide its non-confidential sales collaterals, such as datasheets, brochures and manuals, to the other party, for purposes of introducing its services to potential customers.

     b. Chipidea and Tower shall jointly announce the existence of their relationship and of this Agreement through a joint press release within [***] after the Effective Date of this Agreement. The text of the joint press release shall be mutually agreed upon by Chipidea and Tower.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

In witness whereof, the parties hereto have caused this Agreement to be signed below by their authorized representatives.


CHIPIDEA MICROELECTRONICS S.A.              TOWER SEMICONDUCTOR LTD.

By: ______________________________          By:______________________________

Name: Jose Epifanio da Franca               Name: Yoav Nissan Cohen

Title President and CEO                     Title: Co-CEO

Date: ____________________________          Date: Jannuary 13, 2003